Exhibit 99.1
FOURTH AMENDMENT TO
MANAGEMENT AGREEMENT
THIS FOURTH AMENDMENT TO MANAGEMENT AGREEMENT (this “Amendment”) is made as of August 8, 2023, by and between AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), and AG REIT Management, LLC, a Delaware limited liability company (the “Manager” and together with the Company, the “Parties”).
WHEREAS, the Parties entered into that certain Management Agreement, dated as of June 29, 2011, as amended by that certain First Amendment to Management Agreement, dated as of April 6, 2020, that certain Second Amendment to Management Agreement, dated as of September 24, 2020, and that certain Third Amendment to Management Agreement, dated as of November 22, 2021 (as amended, the “Management Agreement”), pursuant to which, among other things, the Company is obligated to pay the Manager a Base Management Fee and Incentive Fee and reimburse the Manager for certain expenses.
WHEREAS, contemporaneously with the entry into this Amendment, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, AGMIT Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Target”), and, for the limited purposes set forth therein, the Manager (as it may be amended from time to time, the “Merger Agreement”), pursuant to which the Company will acquire the Target (the “Transaction”).
WHEREAS, in connection with the Merger Agreement and the Transaction, the Parties wish to amend the Management Agreement through this Amendment in order to temporarily reduce the Base Management Fee and the Company’s expense reimbursement obligations under the Management Agreement.
WHEREAS, capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Management Agreement or the Merger Agreement, as the case may be.
NOW, THEREFORE, in consideration of the recitals and mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto hereby covenant and agree as follows:
1.Temporary Adjustment of Base Management Fee. Contingent upon the closing of the Transaction as contemplated by the Merger Agreement, the Base Management Fee otherwise payable pursuant to Section 7 of the Management Agreement shall be reduced by $600,000 per quarter for each of the first four quarters following the Effective Time, beginning with the fiscal quarter in which the Effective Time occurs.
2.Temporary Adjustment of the Company’s Expense Reimbursement Obligations. Contingent upon the closing of the Transaction as contemplated by the Merger Agreement, with respect to the fiscal quarter in which the Effective Time occurs, the Manager shall waive its right to seek reimbursement from the Company for any expenses otherwise reimbursable by the Company pursuant to Section 8 of the Management Agreement (“Reimbursable Expenses”) in an aggregate amount equal to the excess, if any, of (i) $7,000,000 over (ii) the aggregate Per Share Additional Manager Consideration paid to the Company’s stockholders under the Merger Agreement, as adjusted by Section 3.1(c) thereof (such excess amount, the “Excess Additional

Manager Consideration Amount”); provided, however, to the extent that the Excess Additional Manager Consideration Amount exceeds the Reimbursable Expenses for such fiscal quarter, such excess shall carry over to be applied against the Reimbursable Expenses for subsequent fiscal quarters until such excess has been applied in full to offset Reimbursable Expenses.
3.Full Force and Effect. Except as specifically amended by this Amendment, the Management Agreement shall remain in full force and effect.
4.No Further Amendment. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the Parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.
AG MORTGAGE INVESTMENT TRUST, INC.

By:        /s/ Thomas J. Durkin
Name:    Thomas J. Durkin
Title:    Chief Executive Officer and President
AG REIT MANAGEMENT, LLC
By: Angelo, Gordon & Co., L.P. its sole member

By:        /s/ Christopher D. Moore
Name:    Christopher D. Moore
Title:    Chief Legal Officer & Secretary

[Signature Page to Fourth Amendment to Management Agreement]